Exhibit 3.1

AMENDED AND RESTATED DECLARATION OF TRUST

OF

STONE POINT CREDIT INCOME FUND

September 17, 2024

* * * * * * * * * *

WHEREAS, the initial Declaration of Trust of Stone Point Credit Income Fund (the “Fund”) was entered into effective as of June 24, 2024 (the “Existing Declaration of Trust”); and

WHEREAS, the parties now desire to amend and restate the Existing Declaration of Trust as hereinafter set forth;

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I

NAME; DEFINITIONS

Section 1.1            Name. The name of the statutory trust is Stone Point Credit Income Fund. So far as may be practicable, the business of the Fund shall be conducted and transacted under that name, which name (and the word “Fund”, whenever used in this Amended and Restated Declaration of Trust (the “Declaration of Trust”), except where the context otherwise requires) shall refer to the Board of Trustees (as defined herein) collectively but not individually or personally and shall not refer to the Shareholders (as defined herein) or to any officers, employees or agents of the Fund or of such Trustees (as defined herein). Under circumstances in which the Trustees determine that the use of the name “Stone Point Credit Income Fund” is not practicable, they may use any other designation or name for the Fund, subject to applicable law. Any name change shall become effective upon the execution by a majority of the Trustees of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b) of the Statutory Trust Act (as defined herein). Any such instrument shall not require the approval of the Shareholders but shall have the status of an amendment to this Declaration of Trust.

Section 1.2             Definitions. As used in this Declaration of Trust, the following terms shall have the following meanings unless the context otherwise requires:

“1940 Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations promulgated thereunder.

“Administrator” means Stone Point Credit Income Adviser LLC, in its capacity as administrator of the Fund, any Person to whom the Administrator subcontracts any and all such services and any successor to an Administrator who enters into an administrative services agreement with the Fund or who subcontracts with a successor Administrator.

“Adviser” means Stone Point Credit Income Adviser LLC, in its capacity as investment adviser to the fund, or an affiliated successor in interest thereto, any Person to whom the Adviser subcontracts substantially all such services pursuant to a sub-advisory agreement and any successor to an Adviser who enters into an Advisory Agreement with the Fund or who subcontracts with a successor Adviser. If the Adviser no longer serves as the investment adviser to the Fund, the rights of the Adviser in this Declaration of Trust will become the rights of the Trustees.

“Advisory Agreement” means an investment advisory agreement between the Fund and the Adviser named therein pursuant to which the Adviser will act as the adviser to the Fund and provide investment advisory, investment management and other specified services to the Fund, including any sub-advisory agreement, in each case as may be amended from time to time.

“Affiliate” or “Affiliated” means (subject to the limits under the 1940 Act or an exemptive order from the SEC, as each may be applicable) with respect to any specified Person any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

“Assessment” means an additional amount of capital that may be mandatorily required of, or paid voluntarily by, a Shareholder beyond his or her subscription commitment (excluding deferred payments).

“Benefit Plan Investor” means a benefit plan investor as defined in the Plan Asset Regulations.

“Bylaws” means the bylaws of the Fund, as the same are in effect and may be amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Common Shares” means the common Shares, par value $0.001 per share, of the Fund that may be issued from time to time in accordance with the terms of this Declaration of Trust and applicable law, as described in Article IV hereof, including any class or series of Common Shares.

“Declaration of Trust” has the meaning set forth in Section 1.1 of this Declaration of Trust.

“DGCL” means Delaware General Corporation Law, 8 Del. C. § 100, et. seq., as amended from time to time, or any successor statute thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Controlling Person” means a Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Fund or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a Person within the meaning of 29 C.F.R. § 2510.3-101(f)(3).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Declaration of Trust” has the meaning set forth in the recitals to this Declaration of Trust.

“Fund” has the meaning set forth in the recitals to this Declaration of Trust.

“Indemnitees” has the meaning set forth in Section 6.3 hereof.

“Independent Trustee” means a Trustee who is not an Interested Person.

“Interested Person” means a Person who is an “interested person” as that term is defined under Section 2(a)(19) of the 1940 Act.

“Liability and Losses” has the meaning set forth in Section 6.3 of this Declaration of Trust.

“Person” means an individual, corporation, partnership, estate, trust joint venture, limited liability company or other entity or association.

“Plan Asset Regulation” means 29 C.F.R. § 2510.3-101, as modified by section 3(42) of ERISA.

“Preferred Shares” has the meaning set forth in Section 4.1 of this Declaration of Trust.

“Publicly Offered Securities” means publicly offered securities as defined in 29 C.F.R. § 2510.3-101(b)(2) or any successor regulation thereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means Common Shares, any other Shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing if and only if any such item is treated as a “security” under the Exchange Act, or applicable state securities laws.

“Shareholders” or “holders” means the registered holders of the Fund’s Shares.

“Shares” means the units of interest into which the beneficial interest in the Trust shall be divided from time to time, including Common Shares, Preferred Shares (if any), and Shares of any and all series and classes which may be established and designated by the Trustees, and includes fractions of Shares as well as whole Shares.

“Side Letters” has the meaning set forth in Section 9.3 of this Declaration of Trust.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq., as such act may be amended from time to time.

“Trustees,” “Board of Trustees” or “Board” means, collectively, the individuals named in Section 3.1 of this Declaration of Trust so long as they continue in office and all other individuals who have been duly elected and qualify as Trustees of the Fund hereunder. Any references herein to the foregoing terms shall refer to those individuals that are then-appointed at the time of such reference.

ARTICLE II

NATURE AND PURPOSE

The Fund is a Delaware statutory trust within the meaning of the Statutory Trust Act, existing pursuant to this Declaration of Trust and the Fund’s certificate of trust filed with the Delaware Secretary of State’s office on June 24, 2024 (which filing is hereby ratified), each as may be amended or amended and restated from time to time.

The purpose of the Fund is to engage in any lawful act or activity for which trusts may be organized under the Statutory Trust Act as now or hereafter in force, including to conduct, operate and carry on the business of a non-diversified closed-end investment company operating as a business development company (as such terms are defined in the 1940 Act), subject to making an election therefor under the 1940 Act, and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust. In furtherance of the foregoing, it shall be the purpose of the Fund to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a business development company regulated under the 1940 Act and which may be engaged in or carried on by a trust organized under the Statutory Trust Act, and in connection therewith the Fund shall have the power and authority to engage in the foregoing and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust. The Fund may not, without the affirmative vote of a majority of the outstanding voting securities (as such term is defined under Section 2(a)(42) of the 1940 Act) of the Fund entitled to vote on the matter, change the nature of the Fund’s business so that the Fund ceases to be, or withdraws the Fund’s election to be, treated as a business development company under the 1940 Act.

Legal title to all of the assets of the Fund shall be vested in the Fund as a separate legal entity, except that the Trustees shall have power to cause legal title to any assets of the Fund to be held in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that such arrangement is permitted by the 1940 Act and the interest of the Fund therein is appropriately protected.

ARTICLE III

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

FUND AND OF THE SHAREHOLDERS AND TRUSTEES

Section 3.1             Number of Trustees. The business and affairs of the Fund shall be managed under the direction of the Board of Trustees. The Board of Trustees shall have full, exclusive and absolute power, control and authority over the Fund’s assets and over the business of the Fund to the same extent as a board of directors of a Delaware corporation. The Board of Trustees may take any actions as in its sole judgment and discretion are necessary or desirable to conduct the business of the Fund. Except as otherwise specifically provided in this Declaration of Trust and the Bylaws, each Trustee and officer of the Fund shall have duties including fiduciary duties (and liability therefore) identical to those of directors and officers of a private corporation for profit organized under the DGCL and shall not have any other duties, including any fiduciary duties, except for fiduciary duties identical to those of directors and officers of a private corporation for profit organized under the DGCL. The number of Trustees of the Fund is five (5), which number may be increased or decreased from time to time only by the Trustees pursuant to the Bylaws, but shall never be less than three (3), except for a period of up to sixty (60) days after the death, removal or resignation of a Trustee pending the election of such Trustee’s successor. The names of the initial Trustees are as follows: David J. Wermuth, Scott J. Bronner, Jennifer J. Burleigh, Scott E. Heberton and Peter E. Roth.

A majority of the Board of Trustees shall be Independent Trustees, except for a period of up to sixty (60) days or such longer period permitted by law, after the death, removal or resignation of an Independent Trustee pending the election of such Independent Trustee’s successor by the remaining Trustees.

Subject to applicable requirements of the 1940 Act, in order that any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which such vacancy occurred and until a successor is duly elected and qualified. There shall be no cumulative voting in the election or removal of Trustees.

Section 3.2            Shareholder Voting. Except as provided in Article II, Section 3.8, Section 5.2, Section 5.3, Section 9.1 and Section 10.2 of this Declaration of Trust, notwithstanding any provision of law permitting any particular action to be approved by the affirmative vote of the Shareholders of the Fund entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable and approved by the Board of Trustees, and approved by a majority of the votes cast at a meeting of Shareholders at which a quorum is present. All Shares of all classes shall vote together as a single class provided that: (a) as to any matter with respect to which a separate vote of any class is required by the 1940 Act or any orders issued thereunder, such requirement as to a separate vote by that class shall apply in lieu of a general vote of all classes; (b) in the event that separate voting requirements apply with respect to one or more classes, then subject to subparagraph (c), the Shares of all other classes not entitled to a separate vote shall vote together as a single class; and (d) as to any matter which in the judgment of the Board (which judgment shall be conclusive) does not affect the interest of a particular class, such class shall not be entitled to any vote and only the holders of Shares of the one or more affected classes shall be entitled to vote. Notwithstanding any other provisions of this Declaration of Trust or the Bylaws to the contrary, for such matters that require the vote of a majority of the outstanding voting Securities under the 1940 Act, such majority vote shall be determined as set forth in Section 2(a)(42) of the 1940 Act. The provisions of this Section 3.2 shall be subject to the limitations of the 1940 Act and other applicable statutes or regulations.

Section 3.3             Quorum. The determination of whether a quorum has been established for a meeting of the Fund’s Shareholders or Trustees shall be as set forth in the Bylaws.

Section 3.4             Preemptive Rights. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares or as may otherwise be provided by contract approved by the Board, no Shareholder shall, as such Shareholder, have any preemptive right to purchase or subscribe for any additional Shares or any other Security of the Fund that it may issue or sell.

Section 3.5            Appraisal Rights. Except as may be provided by the Board of Trustees in setting the terms of any class or series of Shares, no Shareholder shall be entitled to exercise appraisal rights in connection with any transaction.

Section 3.6             Determinations by the Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trustees consistent with this Declaration of Trust shall be final and conclusive and shall be binding upon the Fund and every Shareholder: (i) the amount of the net income of the Fund for any period and the amount of assets at any time legally available for the payment of dividends, redemption or repurchase of its Shares or the payment of other distributions on its Shares; (ii) the amount of stated capital, capital surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (iii) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (iv) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of Shares; (v) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Fund or any Shares; (vi) any matter relating to the acquisition, holding and disposition of any assets by the Fund; or (vii) any other matter relating to the business and affairs of the Fund or required or permitted by applicable law, this Declaration of Trust or the Bylaws or otherwise to be determined by the Board provided, however, that any determination by the Board as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Trustee shall be liable for making or failing to make such a determination.

Section 3.7             Sole Discretion; Good Faith; Corporate Opportunities of Adviser.

(a)            Notwithstanding any other provision of this Declaration of Trust or otherwise applicable law, whenever in this Declaration of Trust the Trustees are permitted or required to make a decision:

(i)           in their “discretion” or under a grant of similar authority, the Trustees shall be entitled to consider such interests and factors, subject to the limitations of fiduciary duties owed by the Trustees to the Fund as they desire, including their own interest, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Fund or any other Person; or

(ii)        in their “good faith” or under another express standard, the Trustees shall act under such express standard and shall not be subject to any other or different standard, subject to the limitations of fiduciary duties owed by the Trustees to the Fund.

(b)           Unless expressly provided otherwise herein or in the Fund’s offering document (as may be amended from time to time), the Adviser and any Affiliate of the Adviser may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Fund and the doctrine of corporate opportunity, or any analogous doctrine. To the extent that the Adviser acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Fund, it shall not have any duty to communicate or offer such opportunity to the Fund, subject to the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended, and any applicable co-investment order issued by the SEC, and the Adviser shall not be liable to the Fund or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Adviser pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Fund. Neither the Fund nor any Shareholder shall have any rights or obligations by virtue of this Declaration of Trust or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Fund, shall not be deemed wrongful or improper.

Section 3.8             Resignation and Removal of Trustees. Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees or the Chairman, if any, and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee, or the entire Board, may be removed from office at any time (provided the aggregate number of Trustees after such removal and any replacements immediately thereafter shall not be less than the minimum number required by Section 3.1 hereof), in each case only for cause and only by a majority of the remaining Trustees (or, in the case of the removal of a Trustee that is not an Interested Person, by a majority of the remaining Trustees that are not Interested Persons) and by the holders of at least two-thirds (66 2/3%) of the Shares then entitled to vote in an election of such Trustee. Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Fund or the remaining Trustees any Fund property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of his resignation or removal, or any right to damages on account of a removal.

Section 3.9             Business Combination. Notwithstanding any other provision of this Declaration of Trust or any contrary provision of law, the Board of Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause the Fund to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, corporations or other business entities, provided that the resulting entity is a business development company under the 1940 Act. Approval of any agreement or applicable certificate of merger, reorganization, consolidation or conversion or certificate may be signed by a majority of the Board of Trustees or an authorized officer of the Fund. In accordance with Section 3815(f) of the Statutory Trust Act, but subject to Section 5.2 of this Declaration of Trust, such approval and approval from the Board will effect an amendment to this Declaration of Trust and/or effect the adoption of a new declaration of trust of the Fund or change the name of the Fund if the Fund is the surviving or resulting entity in the merger or consolidation.

Section 3.10          Special Meetings. A majority of the Independent Trustees or the Chairman and President may call a special meeting of the Shareholders. Shareholders may also call special meetings pursuant to the provisions of the Bylaws.

Section 3.11          Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 3.12           Trustee Action by Written Consent. Any action which may be taken by

Trustees by vote may be taken without a meeting if that number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

Section 3.13           Officers. The Trustees shall elect a Chairman, a President, a Chief Financial Officer, a Secretary, and a Chief Compliance Officer, who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may appoint, or may authorize the Chairman or President to appoint, such other officers or agents with such powers as the Trustees, Chairman or President may deem to be advisable. A Chairman shall, and the President, Chief Financial Officer, Secretary, and Chief Compliance Officer may, but need not, be a Trustee. All officers shall owe to the Fund and its Shareholders the same fiduciary duties (and only such fiduciary duties) as owed by officers of corporations to such corporations and their stockholders under the DGCL.

Section 3.14           Principal Transactions. Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Fund, buy any securities from or sell any securities to, or lend any assets of the Fund to, any Trustee or officer of the Fund or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Affiliate of the Fund, Adviser, distributor or transfer agent for the Fund or with any Interested Person of such Affiliate or other person; and the Fund may employ any such Affiliate or other person, or firm or company in which such Affiliate or other person is an Interested Person, as broker, legal counsel, registrar, investment advisor, investment sub-advisor, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

Section 3.15           Subsidiaries. Without any approval or vote by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, limited liability companies, partnerships, associations or other organizations to take over all or any portion of the Fund’s property or to carry on any business in which the Fund shall directly or indirectly have any interest and to sell, convey, and transfer all or a portion of the Fund’s property to any such corporation, trust, limited liability company, partnership, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, partnership, association or organization in which the Fund holds or is about to acquire shares or any other interests.

Section 3.16          Delegation. The Trustees shall have the power to delegate from time to time to such of their number or to officers, employees or agents of the Fund the doing of such things, including any matters set forth in this Declaration of Trust, and the execution of such instruments either in the name of the Fund or the names of the Trustees or otherwise as the Trustees may deem expedient. The Trustees may designate one or more committees, which shall have all or such lesser portion of the authority of the entire Board of Trustees as the Trustees shall determine from time to time, except to the extent action by the entire Board of Trustees or particular Trustees is required by the 1940 Act.

ARTICLE IV

SHARES

Section 4.1            Authorized Shares. The beneficial interest in the Fund shall at all times be divided into an unlimited number of Shares. The Shares shall initially consist of Common Shares, with such par value as may be authorized from time to time by the Trustees in their sole discretion without Shareholder approval. All Common Shares shall be fully paid and nonassessable when issued. Assessments of Common Shares shall be prohibited and the Fund shall not make any Assessment against any Shareholder beyond such Shareholder’s subscription commitment. Any different classes or series shall be established and designated, and the variations in the relative rights and preferences as between the different classes shall be fixed and determined, by the Trustees without Shareholder approval. The Trustees may create a class of preferred shares (the “Preferred Shares”) which may be divided into one or more series of Preferred Shares and with such par value as may be authorized from time to time by the Trustees in their sole discretion without Shareholder approval. The Fund is authorized to offer and issue an unlimited number of Common Shares and an unlimited number of Preferred Shares.

Section 4.2             Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration as the Board may deem advisable (or without consideration in the case of a split of Shares or dividend), subject to such restrictions or limitations, if any, as may be set forth in this Declaration of Trust or the Bylaws.

Section 4.3              Classification or Reclassification by the Board. As contemplated by Section 4.1, the variations in the relative rights and preferences as between any classes of Common Shares and any potential Preferred Shares shall be fixed and determined by the Trustees; provided, that all Common Shares or Preferred Shares or of any series shall be identical to all other Common Shares or Preferred Shares or of the same series, as the case may be, except that, to the extent permitted by the 1940 Act, there may be variations between different classes as to allocation of expenses, rights of redemption, special and relative rights and preferences as to dividends and distributions and on liquidation, conversion rights, and conditions under which the several classes shall have separate voting rights. Any class of Preferred Shares shall have such rights and preferences and priorities over the Common Shares as may be established by the terms thereof.

Section 4.4             Dividends and Distributions.

(a)           Unless otherwise expressly provided in this Declaration of Trust, the holders of each class or series of Shares shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board, and the dividends and distributions paid with respect to the various classes or series of Shares may vary among such classes or series. Expenses related to the distribution of, and other identified expenses that properly should be allocated to the Shares of, a particular class or series may be appropriately reflected (in a manner determined by the Board, in its discretion) and cause a difference in the net asset value of the Fund attributable to, and the dividend, redemption and liquidation rights of, the Shares of each such class or series of Shares.

(b)           The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Fund or to meet obligations of the Fund, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

(c)            Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Fund to avoid or reduce liability for taxes.

(d)           If a declaration of dividends or distributions is made pursuant to this Section then, at any time prior to the related payment date, the Board may, in its sole discretion, rescind such declaration or change each of the record date and payment date to a later date or dates.

Section 4.5             Proportionate Rights. All Shares of each particular class shall represent an equal proportionate interest in the assets attributable to the class (subject to the liabilities of that class), and each Share of any particular class shall be equal to each other Share of that class. The Board of Trustees may, from time to time, divide or combine the shares of any particular class into a greater or lesser number of shares of that class without thereby changing the proportionate interest in the assets attributable to that class or in any way affecting the rights of holders of Shares of any other class.

Section 4.6            Distributions in Liquidation. Unless otherwise expressly provided in this Declaration of Trust, in the event of any liquidation, dissolution or winding up of the Fund, whether voluntary or involuntary, the holders of all classes of Shares shall be entitled, after payment or provision for payment of the debts and other liabilities of the Fund (as such liability may affect one or more of the classes and series of Shares), to share ratably in the remaining net assets of the Fund.

Section 4.7             Fractional Shares. The Fund shall have authority to issue fractional Shares. Any fractional Shares shall carry proportionately all of the rights of a whole Share, including, without limitation, the right to vote and the right to receive dividends and other distributions.

Section 4.8            Declaration of Trust and Bylaws. All persons who shall acquire Shares shall acquire the same subject to the provisions of this Declaration of Trust and the Bylaws.

Section 4.9             Redemptions. Holders of Shares shall not be entitled to require the Fund to repurchase or redeem Shares.

Section 4.10          Disclosure of Holding. The holders of Shares or other Securities shall, upon demand by the Trustees, disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other Securities as the Trustees deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

Section 4.11           Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property. The Trustees may establish, from time to time, a program or programs by which the Fund voluntarily repurchases Shares from the Shareholders; provided, however, that such repurchases do not impair the capital or operations of the Fund.

Section 4.12           Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article IV, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the per share asset value of the Fund’s Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Fund to comply with any provision of the 1940 Act, federal securities laws, state securities laws, or any securities exchange or association registered under the Exchange Act, as amended, or any order of exemption issued by the SEC, all as in effect now or hereafter amended or modified.

Section 4.13           ERISA Restrictions. Notwithstanding any other provision herein, if and to the extent that any class of Shares do not constitute Publicly Offered Securities, in order to avoid the possibility that the underlying assets of the Company could be treated as assets of Benefit Plan Investor pursuant to the Plan Asset Regulation, the Company, at the direction of the Board of Trustees or any duly-authorized committee of the Board, or, if authorized by the Board, any officer of the Company or the Adviser on behalf of the Company, shall have the power to (1) require any Person proposing to acquire Shares to furnish such information as may be necessary to determine whether such person is (i) a Benefit Plan Investor, or (ii) an ERISA Controlling Person, (2) exclude any Shareholder or potential Shareholder from purchasing Shares, (3) prohibit any repurchase of Shares to any Person, and (4) repurchase any or all outstanding Shares held by a Shareholder for such price and on such other terms and conditions as may be determined by or at the direction of the Board.

ARTICLE V

AMENDMENTS; CERTAIN EXTRAORDINARY ACTIONS

Section 5.1             Amendments Generally. The Board of Trustees reserves the right, without any vote of Shareholders, from time to time to make any amendment to this Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this Declaration of Trust, of any outstanding Shares, provided, however, that if any amendment or new addition to this Declaration of Trust adversely affects the rights of Shareholders, such amendment or addition must be approved by the holders of at least two-thirds (66 2/3%) of the outstanding Shares entitled to vote thereon. All rights and powers conferred by this Declaration of Trust on Shareholders, Trustees and officers are granted subject to this reservation.

Section 5.2             Approval of Certain Declaration of Trust Amendments. The affirmative vote of the Shareholders entitled to cast at least a majority of all Shares entitled to vote on the matter shall be necessary to effect:

(a)           Any amendment to this Declaration of Trust to make the Common Shares a “redeemable security” or to convert the Fund, whether by merger or otherwise, from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act); and

(b)           Any amendment to Section 3.2, 3.8, Section 5.1 or this Section 5.2.

Notwithstanding anything to the contrary in this section, if the Board of Trustees approves a proposal or amendment pursuant to this Section 5.2 by a vote of at least two-thirds of such Board of Trustees, then only the affirmative vote of the holders of more than two-thirds (66 2/3%) of the outstanding Shares entitled to vote thereon shall be required to approve such matter.

Section 5.3            Approval of Certain Amendments to Bylaws. The Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.

Section 5.4            Execution of Amendments. Upon obtaining such approvals required by this Declaration of Trust and the Bylaws and without further action or execution by any other Person, including any Shareholder, (i) any amendment to this Declaration of Trust may be implemented and reflected in a writing executed solely by the requisite members of the Board of Trustees, and (ii) the Shareholders shall be deemed a party to and bound by such amendment of this Declaration of Trust.

ARTICLE VI

LIMITATION OF LIABILITY; INDEMNIFICATION AND

ADVANCE OF EXPENSES

Section 6.1            Limitation of Shareholder Liability. Shareholders shall be entitled to the same limited liability extended to Shareholders of private Delaware for profit corporations formed under the DGCL. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Fund by reason of being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Fund’s assets or the affairs of the Fund by reason of being a Shareholder.

Section 6.2             Limitation of Trustee and Officer Liability. To the fullest extent permitted by Delaware law, subject to any limitation set forth under the federal securities laws, or in this Article VI, no Trustee or officer of the Fund shall be liable to the Fund or its Shareholders for money damages. Neither the amendment nor repeal of this Section 6.2, nor the adoption or amendment of any other provision of this Declaration of Trust or Bylaws inconsistent with this Section 6.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

Section 6.3             Indemnification.

(a)            Each Person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact:

(i)         that he or she is or was a Trustee or officer of the Fund, or

(ii)        that he or she, being at the time a Trustee or officer of the Fund, is or was serving at the request of the Fund as a director, officer, partner or trustee of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, “another enterprise” or “other enterprise”), whether in either case (i) or case (ii) above, the basis of such proceeding is alleged action or inaction (x) in an official capacity as a Trustee or officer, of the Fund, or as a director, officer, partner or trustee of such other enterprise, or (y) in any other capacity related to the Fund or such other enterprise while so serving as a director, officer, partner or trustee, shall be indemnified and held harmless by the Fund to the fullest extent not prohibited by Delaware law and subject to paragraphs (b) and (c) below, from and against all liability, loss, judgments, penalties, fines, settlements, and reasonable expenses (including, without limitation, attorneys’ fees and amounts paid in settlement and including costs of enforcement of enforcement of rights under this Section) (collectively, “Liability and Losses”) actually incurred or suffered by such Person in connection therewith. The Persons indemnified hereunder are hereinafter referred to as “Indemnitees”. Such indemnification as to such alleged action or inaction shall continue as to an Indemnitee who has after such alleged action or inaction ceased to be a Trustee or officer of the Fund, or director, officer, partner or trustee of another enterprise; and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. The right to indemnification conferred under this Article VI: (A) shall be a contract right; (B) shall not be affected adversely as to any Indemnitee by any amendment or repeal of this Declaration of Trust with respect to any action or inaction occurring prior to such amendment or repeal; and (C) shall vest immediately upon election or appointment of such Indemnitee.

(b)           Notwithstanding anything to the contrary herein, the Fund shall not provide any indemnification of an Indemnitee pursuant to paragraph (a) above, unless all of the following conditions are met:

(i)        The Indemnitee determined, in good faith, that any course of conduct of such Indemnitee giving rise to the Liability and Losses was in the best interests of the Fund,

(ii)        The Indemnitee was acting on behalf of or performing services for the Fund,

(iii)       Such Liability and Losses were not the result of the Indemnitee’s gross negligence or willful misconduct, in each case, as determined by a court of competent jurisdiction in a final, non-appealable order, and

(iv)       Such indemnification is recoverable only out of the net assets of the Fund and not from the Shareholders.

(c)           Notwithstanding anything to the contrary herein, the Fund shall not provide any indemnification of an Indemnitee pursuant to paragraph (a) above for any Liability and Losses arising from or out of an alleged violation of federal or state securities laws by such Indemnitee unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws. Any person serving as a broker-dealer, to the extent such person or entity meets the definition of ‘Indemnitee’ within the meaning of the Declaration of Trust, would not be entitled to the indemnification set forth in the Declaration of Trust, but also the requirements and limitations on indemnification set forth in Section 6.3(b) of the Declaration of Trust. Any person acting as a broker-dealer is also subject to the indemnification restrictions imposed in Section 6.3(c).

Section 6.4              Payment of Expenses. The Fund shall pay or reimburse legal expenses and other costs incurred by an Indemnitee or an Affiliate of the Adviser who is not otherwise an Indemnitee, in advance of final disposition of a proceeding if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund, (ii) the Indemnitee or Affiliate of the Adviser, as applicable, provides the Fund with written affirmation of such Person’s good faith belief that such Person has met the standard of conduct necessary for indemnification by the Fund as authorized by Section 6.3 hereof, (iii) the legal proceeding was initiated by a third party who is not a Shareholder or, if by a Shareholder of the Fund acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee or Affiliate of the Adviser, as applicable, provides the Fund with a written agreement to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined by final, non-appealable decision of a court of competent jurisdiction, that the Indemnitee is not entitled to indemnification.

Section 6.5             Limitations to Indemnification. The provisions of this Article VI shall be subject to the limitations of the 1940 Act.

Section 6.6             Express Exculpatory Clauses in Instruments. Neither the Shareholders nor the Trustees, officers, employees or agents of the Fund shall be liable under any written instrument creating an obligation of the Fund by reason of their being Shareholders, Trustees, officers, employees or agents of the Fund, and all Persons shall look solely to the Fund’s net assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Fund be liable to anyone as a result of such omission.

Section 6.7            Non-Exclusivity. The indemnification and advancement of expenses provided or authorized by this Article VI shall not be deemed exclusive of any other rights, by indemnification or otherwise, to which any Indemnitee may be entitled under this Declaration of Trust, the Bylaws, a resolution of Shareholders or Trustees, an agreement or otherwise.

Section 6.8             No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his duties hereunder.

Section 6.9            No Duty of Investigation; No Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Fund shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Fund, and every other act or thing whatsoever executed in connection with the Fund shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration of Trust or in their capacity as officers, employees or agents of the Fund. The Trustees may maintain insurance for the protection of the Fund’s property, the Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.

Section 6.10          Reliance on Experts, etc. Each Trustee and officer or employee of the Fund shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Fund, upon an opinion of counsel, or upon reports made to the Fund by any of the Fund’s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Fund, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE VII

ADVISER, ADMINISTRATOR AND CUSTODIAN; DISTRIBUTION

ARRANGEMENTS

Section 7.1             Supervision of Adviser and Administrator. Subject to the requirements of the 1940 Act, the Board of Trustees may exercise broad discretion in allowing the Adviser and, if applicable, an Administrator, to administer and regulate the operations of the Fund (including pursuant to this Article VII and Article VIII), to act as agent for the Fund, to execute documents on behalf of the Fund and to make executive decisions that conform to general policies and principles established by the Board. The Board shall monitor the Adviser, or if any, the Administrator, to assure that the administrative procedures, operations and programs of the Fund are in the best interests of the Shareholders and are fulfilled and that the expenses incurred are reasonable in light of the investment performance of the Fund, its net assets and its net income.

Section 7.2              Custodians.

(a)           The Trustees may employ one or more custodians, each meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Fund. Any custodian shall have authority as agent of the Fund as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Fund and the 1940 Act, including without limitation the authority:

(i)          to hold the securities owned by the Fund and deliver the same upon written order;

(ii)       to receive any moneys due to the Fund and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

(iii)       to disburse such funds upon orders or vouchers;

(iv)       if authorized by the Trustees, to keep the books and accounts of the Fund and furnish clerical and accounting services; and

(v)       if authorized to do so by the Trustees, to compute the net income or net asset value of the Fund; all upon such basis of compensation as may be agreed upon between the Trustees and the custodians.

The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

(b)           Subject to such rules, regulations and orders as the SEC may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Fund in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the SEC under the Exchange Act, or such other Person as may be permitted by the SEC, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Fund.

Section 7.3            Distribution Arrangements. Subject to compliance with the 1940 Act, the Trustees may retain underwriters, distributors and/or placement agents to sell Shares and other Securities. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of Securities, whereby the Fund may either agree to sell such securities to the other party to the contract or appoint such other party its sales agent for such securities. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article VII or the Bylaws; and such contract may also provide for the repurchase or sale of Securities by such other party as principal or as agent of the Fund and may provide that such other party may enter into selected dealer agreements and servicing and similar agreements to further the purposes of the distribution or repurchase of the Securities.

ARTICLE VIII

INVESTMENT OBJECTIVES AND LIMITATIONS

Section 8.1             Investment Objective. The Fund’s investment objective is to generate current income and, to a lesser extent, capital appreciation by targeting investment opportunities with favorable risk-adjusted returns. The Trustees shall have power with respect to the Fund to manage, conduct, operate and carry on the business of a business development company.

Section 8.2            Investments, Generally. All transactions entered into by the Fund shall be consistent with the investment permissions and limitations as established for business development companies under the 1940 Act, including any applicable exemptive orders that have been or may be issued in the future by the SEC.

Section 8.3             Borrowing Money or Utilizing Leverage. The Trustees shall have the power to cause the Fund to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as collateral the assets of the Fund and/or its subscription commitments, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation. In addition and notwithstanding any other provision of this Declaration of Trust, the Fund is hereby authorized to borrow funds, incur indebtedness and guarantee obligations of any Person, and in connection therewith, to the fullest extent permitted by law, the Trustees, on behalf of the Fund, are hereby authorized to pledge, hypothecate, mortgage, assign, transfer or grant security interests in or other liens on (i) the Shareholders’ subscription agreements and the Shareholders’ obligations to make capital contributions thereunder and hereunder, and (ii) any other assets, rights or remedies of the Fund or of the Trustees hereunder or under the subscription agreements, including without limitation, the right to issue capital call notices and to exercise remedies upon a default by a Shareholder in the payment of its capital contributions, and the right to receive capital contributions and other payments, subject to the terms hereof and thereof. Notwithstanding any provision in this Declaration of Trust, (i) the Fund may borrow funds, incur indebtedness and enter into guarantees together with one or more Persons on a joint and several basis or on any other basis that the Board of Trustees, in its sole discretion, determines is fair and reasonable to the Fund, and (ii) in connection with any borrowing, indebtedness or guarantee by the Fund, all capital contributions shall be payable to the account of the Fund designated by the Board of Trustees, which may be pledged to any lender or other credit party of the Fund. All rights granted to a lender pursuant to this Section 8.3 shall apply to its agents and its successors and permitted assigns.

ARTICLE IX

SHAREHOLDERS

Section 9.1             Certain Voting Rights of Shareholders. Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by the 1940 Act, this Declaration of Trust or a resolution of the Trustees. This Declaration of Trust expressly provides that no matter for which voting, consent or other approval is required by the Statutory Trust Act, in the absence of the contrary provision in the Declaration of Trust, shall require any such vote.

Section 9.2             Right of Inspection. The records of the Fund shall be open to inspection by Shareholders to the extent permitted by Section 3819 of the Statutory Trust Act but subject to such reasonable regulation as the Trustees may determine.

Section 9.3             Other Agreements. Consistent with applicable law (including the 1940 Act), the Fund, the Adviser and/or Affiliates of the Adviser may negotiate agreements (collectively, “Side Letters”) with certain Shareholders that will result in different investment terms than the terms applicable to other Shareholders and that may have the effect of establishing rights under, or altering or supplementing the terms of, this Declaration of Trust or disclosure contained in the Fund’s private placement memorandum (as may be amended from time to time) or any other offering document of the Shares. As a result of such Side Letters, certain Shareholders may receive additional benefits which other Shareholders will not receive. Unless agreed otherwise in the Side Letter, in general, the Fund, the Adviser and affiliates of the Adviser will not be required to notify any or all of the other Shareholders of any such Side Letters or any of the rights and/or terms or provisions thereof, nor will the Fund, the Adviser or affiliates of the Adviser be required to offer such additional and/or different rights and/or terms to any or all of the other Shareholders. The Fund, the Adviser and/or affiliates of the Adviser may enter into such Side Letters with any Shareholder as each may determine in its sole discretion at any time. The other Shareholders will have no recourse against the Fund, the Trustees, the Adviser and/or any of their affiliates in the event certain investors receive additional and/or different rights and/or terms as a result of Side Letters. Any such exceptions or departures contained in any Side Letter with a Shareholder shall govern with respect to such Shareholder notwithstanding the provisions of the Declaration of Trust (including with respect to amendments to this Declaration of Trust) or any applicable subscription agreements.

ARTICLE X

DURATION OF THE FUND

Section 10.1           Duration of the Fund. The Fund shall continue perpetually unless terminated pursuant to the provisions contained herein or pursuant to any applicable provision of the Statutory Trust Act.

Section 10.2         Dissolution by the Trustees. The Fund may be dissolved at any time upon affirmative vote by a majority of the Trustees. Shareholders of the Fund shall not be entitled to vote on the dissolution or plan of liquidation of the Fund under this Article X except to the extent required by the 1940 Act.

Section 10.3           Dissolution by Shareholder Vote. The Fund may be dissolved at any time, without the necessity for concurrence by the Board, upon affirmative vote by the holders of more than two-thirds (66 2/3%) of the outstanding Shares entitled to vote on the matter.

Section 10.4           Liquidation. Upon dissolution of the Fund, the Board of Trustees shall cause the Fund to liquidate and wind-up in a manner consistent with Section 3808 of the Statutory Trust Act, including the distribution to the Shareholders of any assets of the Fund. Upon dissolution and the completion of the winding up of the affairs of the Fund, the Fund shall be terminated by the executing and filing with the Secretary of State of the State of Delaware by one or more Trustees of a certificate of cancellation of the certificate of trust of the Fund.

Section 10.5          Merger or Other Reorganization of the Fund. The Fund may not permit the Board of Trustees or the Adviser to cause the merger or other reorganization of the Fund without the affirmative vote by the holders of more than two-thirds (66 2/3%) of the outstanding Shares entitled to vote on the matter.

ARTICLE XI

MISCELLANEOUS

Section 11.1           Construction and Governing Law.

(a)            This Declaration of Trust and the Bylaws, in combination, shall constitute the governing instrument of the Fund, however to the extent that any provision of the Bylaws conflicts with this Declaration of Trust, the terms of this Declaration of Trust shall control. This Declaration of Trust and the Bylaws, and the rights and obligations of the Trustees and Shareholders hereunder, shall be governed by and construed and enforced in accordance with the Statutory Trust Act and the laws of the State of Delaware.

(b)            [Reserved].

(c)           To the fullest extent permitted by law, the Shareholders and the Trustees of the Fund shall be deemed to have waived any non-mandatory rights of beneficial owners or trustees under the Statutory Trust Act or general trust law; and that the Fund, the Shareholders, and the Trustees shall not be subject to any applicable provisions of law pertaining to trusts that, in a manner inconsistent with the express terms of this Declaration of Trust or Bylaws, relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of Trustees as set forth or referenced in this Declaration of Trust.

(d)            Sections 3540 and 3561 of Title 12 of the Statutory Trust Act shall not apply to the Fund.

Section 11.2           Conflicts of Law. To the extent that any provision of the Statutory Trust Act or any provision of this Declaration of Trust or Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act shall control; provided, however, that such conflict shall not affect any of the remaining provisions of this Declaration of Trust or the Bylaws or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Declaration of Trust or the Bylaws shall be held invalid or unenforceable in any, the invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 11.3            Derivative Actions.

(a)            No Person, other than a Trustee, who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Fund. No Shareholder may maintain a derivative action on behalf of the Fund unless holders of at least fifty percent (50%) of the outstanding Shares join in the bringing of such action.

(b)           In addition to the requirements set forth in Section 3816 of the Statutory Trust Act, a Shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Statutory Trust Act); and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Fund for the expense of any such advisors in the event that the Trustees determine not to bring such action. For purposes of this Section 11.3, the Trustees may designate a committee of one or more Trustees to consider a Shareholder demand.

Section 11.4           Direct Actions. To the fullest extent permitted by Delaware law, the Shareholders’ right to bring direct actions against the Fund and/or its Trustees is eliminated, except for a direct action to enforce an individual Shareholder right to vote or a direct action to enforce an individual Shareholder’s rights under Sections 3805(e) or 3819 of the Statutory Trust Act. To the extent such right cannot be eliminated to this extent as a matter of Delaware law, then the conditions required for the bringing of a derivative action pursuant to Section 11.3 of this Declaration of Trust and Section 3816 of the Statutory Trust Act shall be equally applicable to bringing a direct action.

Section 11.5          Exclusive Delaware Jurisdiction. Each Trustee, each officer, each Shareholder and each Person beneficially owning an interest in a share of the Fund (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Statutory Trust Act, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Fund or its business and affairs, the Statutory Trust Act, this Declaration of Trust or the Bylaws or asserting a claim governed by the internal affairs (or similar) doctrine (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration of Trust or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Fund to the Shareholders or the Trustees, or of officers or the Trustees to the Fund, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Fund, the officers, the Trustees or the Shareholders, or (D) any provision of the Statutory Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Fund pursuant to Section 3809 of the Statutory Trust Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Statutory Trust Act, this Declaration of Trust or the Bylaws relating in any way to the Fund (regardless, in every case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. Nothing in this Section 11.5 will apply to any claims, suits, actions or proceedings asserting a claim brought under federal securities laws.

Section 11.6          Agreement to be Bound. EVERY PERSON, BY VIRTUE OF HAVING BECOME A SHAREHOLDER IN ACCORDANCE WITH THE TERMS OF THIS DECLARATION OF TRUST AND THE BYLAWS, AS AMENDED FROM TIME TO TIME, SHALL BE DEEMED TO HAVE EXPRESSLY ASSENTED AND AGREED TO THE TERMS OF, AND SHALL BE BOUND BY, THIS DECLARATION OF TRUST AND THE BYLAWS.

Section 11.7           Delivery by Electronic Transmission or Otherwise. Any notice, proxy, vote, consent, report, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration of Trust or the Bylaws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Statutory Trust Act), including via the internet, or in any other manner permitted by applicable law.

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IN WITNESS WHEREOF, the undersigned have caused this Declaration to be executed as of the day and year first above written.

/s/ David J. Wermuth
David J. Wermuth, as Trustee

/s/ Scott J. Bronner
Scott J. Bronner, as Trustee

/s/ Jennifer J. Burleigh
Jennifer J. Burleigh, as Trustee

/s/ Scott E. Heberton
Scott E. Heberton, as Trustee

/s/ Peter E. Roth
Peter E. Roth, as Trustee